                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 5.1

                                            BASS, BERRY & SIMS PLC
                                    A PROFESSIONAL LIMITED LIABILITY COMPANY
        KNOXVILLE OFFICE                        ATTORNEYS AT LAW                        DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                                                         AMSOUTH CENTER
      KNOXVILLE, TN 37902                                                       315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                            REPLY TO:                        NASHVILLE, TN 37238-3001
                                                 AMSOUTH CENTER                          (615) 742-6200
         MEMPHIS OFFICE                 315 DEADERICK STREET, SUITE 2700
   THE TOWER AT PEABODY PLACE               NASHVILLE, TN 37238-0002                   MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                   (615) 742-6200                       29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                         NASHVILLE, TN 37203-4322
         (901) 543-5900                        WWW.BASSBERRY.COM                         (615) 255-6161

                                  June 30, 2004

Civitas BankGroup, Inc.
4 Corporate Centre, Suite 320
810 Crescent Centre Drive
Franklin, TN 37067

      RE: Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on June 30, 2004, covering 1,244,444 shares (the "Shares") of par value $.50 per share, common stock of Civitas BankGroup, Inc., all of which are authorized and have been previously issued to the Selling Shareholders named therein. The Shares are to be offered by the Selling Shareholders for sale to the public as described in the Registration Statement.

      In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photographic copies.

      Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable.

      We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                                      /s/ Bass, Berry & Sims PLC